UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 4, 2007

Autodesk, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-14338	94-2819853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 McInnis Parkway

San Rafael, California 94903

(Address of principal executive offices, including zip code)

(415) 507-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 3, 2007, Autodesk, Inc. (“Autodesk”) filed a Form 12b-25 with the Securities and Exchange Commission indicating that it would be unable to timely file its Annual Report on Form 10-K for the fiscal year ended January 31, 2007 (the “Form 10-K”). As expected, on April 4, 2007, Autodesk received an additional notice of non-compliance from the Staff of The NASDAQ Stock Market, in accordance with NASDAQ Marketplace Rule 4310(c)(14), due to the delay in the filing of the Form 10-K. As previously announced, Autodesk received notices of non-compliance from NASDAQ on September 13, 2006 and December 13, 2006 due to delays in the filing of its Quarterly Reports on Form 10-Q for the quarters ended July 31, 2006 and October 31, 2006, respectively (collectively, the “Forms 10-Q”). The Forms 10-Q and Form 10-K filing delays are attributable to the fact that Autodesk is in the process of restating its previously-issued financial statements for fiscal years 2003 through 2006, to make adjustments related to accounting for stock-based compensation expense as a result of a voluntary review by the Audit Committee of the Board of Directors regarding timing of past stock option grants and other related issues.

As previously disclosed, in response to the first notice of non-compliance, Autodesk requested a hearing before a NASDAQ Listing Qualifications Panel (the “Panel”). Following the hearing, the Panel granted Autodesk’s request for continued listing subject to requirements that Autodesk provide certain information relating to the Audit Committee’s investigation, and that Autodesk file the Forms 10-Q and any necessary restatements prior to prescribed regulatory time limits. Autodesk has submitted the requested information to the Panel.

In addition to the Panel’s decision, the NASDAQ Listing and Hearing Review Council (the “Listing Council”) has called Autodesk’s matter for review. The Listing Council has requested that Autodesk provide an update on its efforts to file the delayed Form 10-K. Autodesk intends to comply with this request. In addition, the Listing Council has stayed the Panel’s decision that required Autodesk to file the Forms 10-Q by the prescribed date. Autodesk will remain listed during the Listing Council’s review.

Autodesk is working diligently to complete all necessary filings and thereby demonstrate compliance with all applicable requirements for continued listing on the NASDAQ Global Select Market; however, there can be no assurance that the Listing Council will determine to grant Autodesk a further extension following its review of the forthcoming submission.

Autodesk’s independent auditor, Ernst & Young LLP, has not yet completed its work with regard to Autodesk’s restated financial statements. In addition, Autodesk is planning to seek the advice of the Office of Chief Accountant at the Securities and Exchange Commission before filing its restated financial statements. Autodesk intends to file its restated financial statements, as well as its delinquent quarterly reports on Form 10-Q for the quarters ended July 31, 2006 and October 31, 2006 and its annual report on Form 10-K for fiscal year ended January 31, 2007, as soon as practicable.

A press release regarding these matters is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated as of April 10, 2007, entitled “Autodesk Receives Additional Nasdaq Notice.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTODESK, INC.

	By:	/s/ PASCAL W. DI FRONZO
Pascal W. Di Fronzo Senior Vice President, General Counsel and Secretary

Date: April 10, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated as of April 10, 2007, entitled “Autodesk Receives Additional Nasdaq Notice.”